PLAN AND AGREEMENT OF MERGER
OF FOREIGN CORPORATION INTO DELAWARE CORPORATION

AGREEMENT OF MERGER made this 4th day of October, 2006, between Nice Cars Capital Acceptance Corporation, a Georgia Corporation (the “Georgia Corporation”), and Nice Cars Acceptance AcquisitionCo, Inc. a Delaware Corporation (the “Delaware Corporation”).

WHEREAS, the Georgia Corporation has an authorized capital stock consisting of 100,000 shares of common stock, par value $.01 per share, of which 1,000 shares have been duly issued and are now outstanding (the “Georgia Corporation Shares”);

WHEREAS, the Delaware Corporation has an authorized capital stock consisting of 100 shares of common stock, par value $.01 per share (the "Common Stock") of which one hundred (100) shares have been validly issued, fully paid, are nonassessable and are now outstanding;

WHEREAS, the Delaware Corporation is a wholly owned subsidiary of Manchester, Inc., a Nevada corporation (the “Parent Corporation”);

WHEREAS, the Parent Corporation has previously issued 5,568,750 shares of its common stock, par value $0.001 per share (“Parent Corporation Shares”) to the Delaware Corporation;

WHEREAS, the Georgia Corporation and the Delaware Corporation intend, by approving resolutions authorizing this Agreement of Merger, to adopt this Agreement of Merger as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

WHEREAS, the stockholders and directors of the Board of each of the Georgia Corporation and the Delaware Corporation deem it advisable and generally to the advantage and welfare of the two corporate parties that the Georgia Corporation merge into the Delaware Corporation as permitted under the provisions of Georgia Business Corporation Law and of the General Corporation Law of the State of Delaware.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

1. MERGER. The Georgia Corporation be, and it hereby is, merged into the Delaware Corporation.

2. EFFECTIVE DATE. This Agreement of Merger shall become effective immediately upon compliance with the laws of the States of Georgia and Delaware, the time of such effectiveness being hereinafter called the Effective Date.

3. SURVIVING CORPORATION. The Delaware Corporation shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of the Georgia Corporation shall cease as of the Effective Date.

4. AUTHORIZED CAPITAL. The authorized capital stock of the Delaware Corporation following the Effective Date shall be one hundred (100) shares of Common Stock, par value $.01 per share, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

5. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Delaware Corporation in effect immediately prior to the Effective Date shall continue in full force and effect as the Certificate of Incorporation of the Delaware Corporation as the surviving corporation at the Effective Date and following the Effective Date until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation or herein upon any shareholder or director or officer of the Delaware Corporation or upon any other persons whomsoever are subject to the reserve power. Such Certificate of Incorporation shall constitute the Certificate of Incorporation of the Delaware Corporation separate and apart from this Agreement of Merger and may be separately certified as the Certificate of Incorporation of the Delaware Corporation.

6. BYLAWS. The Bylaws of the Delaware Corporation as they exist on the effective date shall be the Bylaws of the Delaware Corporation following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

7. BOARD OF DIRECTORS. The members of the Board of Directors of the Delaware Corporation immediately after the effective date of the merger shall be those persons who were the members of the Board of Directors of the Delaware Corporation immediately prior to the effective date of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Certificate of Incorporation and/or the Bylaws, or until their respective successors are elected and qualified.

8. FURTHER ASSURANCE OF TITLE. If at any time the Delaware Corporation shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Delaware Corporation any right, title, or interest of the Georgia Corporation held immediately prior to the Effective Date. The Georgia Corporation and its proper officers and directors serving the Georgia Corporation immediately prior to the Effective Date shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in the Delaware Corporation as shall be necessary to carry out the purposes of this Agreement of Merger, and the Delaware Corporation and the proper officers and directors thereof are fully authorized to take any and all such action in the name of the Georgia Corporation or otherwise.

9. RETIREMENT OF ORGANIZATION STOCK. Forthwith upon the Effective Date, the authorized shares of common stock of the Georgia Corporation presently issued and outstanding shall be exchanged for 5,568,750 shares of common stock of the Parent Corporation, which shall be delivered from the assets of the Delaware Corporation.

10. CONVERSION OF OUTSTANDING STOCK. As of the Effective Date, each of the issued and outstanding shares of Common Stock of the Delaware Corporation and all rights in respect thereof shall continue in effect as fully paid and nonassessable shares of Common Stock of the Delaware Corporation, and each certificate nominally representing the Georgia Corporation Shares shall become null and void. The holders of such certificates shall surrender the same to the Delaware Corporation in exchange for the Parent Corporation Shares delivered from the assets of the Delaware Corporation.

11. RIGHTS AND LIABILITIES OF DELAWARE CORPORATION. At and after the Effective Date of the merger, the Delaware Corporation shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the parties hereto; all debts due to the Georgia Corporation or whatever account shall be vested in the Delaware Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of the Delaware Corporation as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in the Georgia Corporation shall not revert or be in any way impaired by reason of the merger, but shall be vested in the Delaware Corporation; all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, limited in lien to the property affected by such lien at the effective time of the merger; all debts, liabilities, and duties of the respective parties hereto shall thenceforth attach to the Delaware Corporation and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and the Delaware Corporation shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the merger.

12. SERVICE OF PROCESS ON DELAWARE CORPORATION. The Delaware Corporation agrees that it may be served with process in the State of Georgia in any proceeding for enforcement of any obligation of the Georgia Corporation as well as for the enforcement of any obligation of the Delaware Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the Georgia Business Corporation Law.

13. TERMINATION. This Agreement of Merger may be terminated and abandoned by joint action of the Board of Directors of the Delaware Corporation and the Georgia Corporation at any time prior to the Effective Date, whether before or after approval by the shareholders of the two corporate parties hereto.

14. PLAN OF REORGANIZATION. This Agreement of Merger is intended to constitute a tax-free Plan of Reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, to be carried out in the manner, on the terms and subject to the conditions herein set forth.

15. EXPENSES AND RIGHTS OF DISSENTING SHAREHOLDERS. The Delaware Corporation shall pay all expenses of carrying this Agreement of Merger into effect and of accomplishing the merger, including amounts, if any, to which dissenting shareholders of the Georgia Corporation may be entitled by reason of this merger.

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IN WITNESS WHEREOF each of the corporate parties hereto has caused this Agreement of Merger to be executed by an authorized officer pursuant to authority duly granted by the respective stockholders and directors of the Board of each such corporation in accordance with Section 252 of Delaware General Corporation Law.

NICE CARS CAPITAL ACCEPTANCE CORPORATION

By: /s/ Raymond Lyle
Name: Raymond Lyle
Title: President

NICE CARS ACCEPTANCE ACQUISITIONCO, INC.

By: /s/ Richard Gaines
Name: Richard Gaines
Title: Corporate Secretary